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                                                               EXHIBIT 99.(g)(3)

                                   SCHEDULE 1

                             WELLS FARGO FUNDS TRUST
                            WELLS FARGO MASTER TRUST
                           WELLS FARGO VARIABLE TRUST

                       SECURITIES LENDING AGENCY AGREEMENT
                               Participating Funds

Wells Fargo Funds Trust

1.   Asia Pacific Fund
2.   Asset Allocation Fund
3.   Balanced Fund/1/
4.   Capital Growth Fund
5.   C&B Mid Cap Value Fund
6.   Common Stock Fund
7.   Corporate Bond Fund/2/
8.   Discovery Fund
9.   Dividend Income Fund/3/
10.  Emerging Markets Focus Fund/4/
11.  Endeavor Large Cap Fund/5/
12.  Endeavor Select Fund
13.  Enterprise Fund
14.  Equity Index Fund/6/
15.  Government Securities Fund
16.  Growth Fund
17.  Growth and Income Fund/7/
18.  High Income Fund
19.  High Yield Bond Fund/8/
20.  Income Plus Fund
21.  Intermediate Government Income Fund/9/

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/1/  On November 7, 2007, the Board of Trustees approved the merger of the
     Balanced Fund into the Asset Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/2/ On November 7, 2007, the Board of Trustees approved the merger of the Corporate Bond Fund into the Income Plus Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/3/ On November 7, 2007, the Board of Trustees approved a sub-adviser change to the Dividend Income Fund. Subject to shareholder approval of a new sub-advisory agreement, which is expected to occur by the end of the second quarter of 2008, the Fund will be renamed the Large Company Value Fund.

/4/ On November 7, 2007, the Board of Trustees approved the name change of the Emerging Markets Focus Fund to the Emerging Markets Equity Fund, which will become effective on February 1, 2008.

/5/ On November 7, 2007, the Board of Trustees approved the merger of the Endeavor Large Cap Fund into the Capital Growth Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/6/ On November 7, 2007, the Board of Trustees approved the merger of the Equity Index Fund into the Index Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/7/ On November 7, 2007, the Board of Trustees approved the merger of the Large Company Core Fund into the Growth and Income Fund. Effective before the third quarter of 2008, the Growth and Income Fund will change its name to the Large Company Core Fund.

/8/ On November 7, 2007, the Board of Trustees approved the merger of the High Yield Bond Fund into the High Income Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/9/ On November 7, 2007, the Board of Trustees approved the merger of the Intermediate Government Income Fund into the Government Securities Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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22.  International Core Fund
23.  International Equity Fund
24.  Large Cap Growth Fund
25.  Large Company Core Fund/10/
26.  Managed Account CoreBuilder Shares Series G/11/
27.  Managed Account CoreBuilder Shares Series M
28.  Mid Cap Disciplined Fund
29.  Mid Cap Growth Fund
30.  Opportunity Fund
31.  Overseas Fund/12/
32.  Short Duration Government Bond Fund
33.  Short-Term Bond Fund
34.  Short-Term High Yield Bond Fund
35.  Small Cap Disciplined Fund
36.  Small Cap Growth Fund
37.  Small Cap Opportunities Fund
38.  Small Cap Value Fund
39.  Small/Mid Cap Value Fund
40.  Specialized Financial Services Fund
41.  Specialized Health Sciences Fund/13/
42.  Specialized Technology Fund
43.  Strategic Income Fund
44.  Ultra-Short Duration Bond Fund/14/
45.  Ultra Short-Term Income Fund
46.  U.S. Value Fund
47.  Value Fund/15/

Wells Fargo Master Trust

1.   C&B Large Cap Value Portfolio
2.   Disciplined Growth Portfolio
3.   Disciplined Fixed Income Portfolio
4.   Diversified Stock Portfolio
5.   Diversified Fixed Income Portfolio
6.   Emerging Growth Portfolio
7.   Equity Income Portfolio
8.   Equity Value Portfolio
9.   Index Portfolio
10.  Inflation-Protected Bond Portfolio
11.  International Core Portfolio

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/10/ On November 7, 2007, the Board of Trustees approved the merger of the Large
     Company Core Fund into the Growth and Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/11/ On November 7, 2007, the Board of Trustees approved the establishment of the Managed Account CoreBuilder Shares Series G and Managed Account CoreBuilder Shares Series M which are expected to commence operations on or about February 29, 2008.

/12/ On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/13/ On November 7, 2007, the Board of Trustees approved the liquidation of the Specialized Health Sciences Fund. Liquidation is expected to occur on or about January 25, 2008.

/14/ On November 7, 2007, the Board of Trustees approved the merger of the Ultra-Short Duration Bond Fund into the Ultra Short-Term Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/15/ On November 7, 2007, the Board of Trustees approved the merger of the Value
     Fund into the C&B Large Cap Value Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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12.  International Growth Portfolio
13.  International Index Portfolio
14.  International Value Portfolio
15.  Large Cap Appreciation Portfolio
16.  Large Company Growth Portfolio
17.  Managed Fixed Income Portfolio
18.  Small Cap Index Portfolio
19.  Small Company Growth Portfolio
20.  Small Company Value Portfolio
21.  Stable Income Portfolio
22.  Strategic Small Cap Value Portfolio
23.  Total Return Bond Portfolio

Wells Fargo Variable Trust

1.   VT Asset Allocation Fund
2.   VT C&B Large Cap Value Fund
3.   VT Discovery Fund
4.   VT Equity Income Fund
5.   VT International Core Fund
6.   VT Large Company Core Fund
7.   VT Large Company Growth Fund
8.   VT Opportunity Fund
9.   VT Small Cap Growth Fund
10.  VT Small/Mid Cap Value Fund
11.  VT Total Return Bond Fund

Schedule 1 most recent annual approval: August 8, 2007
Schedule 1 amended and approved: December 1, 2007